HERC HOLDINGS INC.

Q2 & FIRST HALF 2020 EARNINGS CONFERENCE CALL

July 23, 2020

Larry Silber
President & Chief Executive Officer

Aaron Birnbaum
Senior Vice President &
Chief Operating Officer

Mark Irion
Senior Vice President &
Chief Financial Officer

Elizabeth Higashi, CFA
Vice President, Investor Relations

HercRentals®

©2020 Herc Rentals Inc. All Rights Reserved.

Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements Information Regarding Non-GAAP Financial Measures This presentation includes forward-looking statements as that term is In addition to results calculated according to accounting principles defined by the federal securities laws, including statements concerning generally accepted in the United States (“GAAP”), the Company has our business plans and strategy; projected profitability, performance or provided certain information in this presentation that is not calculated cash flows, future capital expenditures; anticipated financing needs, according to GAAP (“non-GAAP”), such as adjusted net income, business trends, the impact and our response to COVID-19, liquidity and adjusted earnings per diluted share, EBITDA, adjusted EBITDA, capital management, and other information that is not historical adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow- information. Forward looking statements are generally identified by the through and free cash flow. Management uses these non-GAAP words "estimates," "expects," "anticipates," "projects," "plans," "intends," measures to evaluate operating performance and period-over-period "believes," "forecasts," and future or conditional verbs, such as "will," performance of our core business without regard to potential "should," "could" or "may," as well as variations of such words or similar distortions, and believes that investors will likewise find these non- expressions. All forward-looking statements are based upon our current GAAP measures useful in evaluating the Company’s performance. expectations and various assumptions and, there can be no assurance These measures are frequently used by security analysts, institutional that our current expectations will be achieved. They are subject to future investors and other interested parties in the evaluation of companies in events, risks and uncertainties - many of which are beyond our control - our industry. as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Non-GAAP measures should not be considered in isolation or as a Further information on the risks that may affect our business is included substitute for our reported results prepared in accordance with GAAP in filings we make with the Securities and Exchange Commission from and, as calculated, may not be comparable to similarly titled measures time to time, including our most recent annual report on Form 10-K, of other companies. For the definitions of these terms, further subsequent quarterly reports on Form 10-Q, and in our other SEC filings. information about management’s use of these measures as well as a We undertake no obligation to update or revise forward-looking reconciliation of these non-GAAP measures to the most comparable statements that have been made to reflect events or circumstances that GAAP financial measures, please see the appendix that accompanies arise after the date made or to reflect the occurrence of unanticipated this presentation. events. NYSE: HRI 2 ©2020 Herc Rentals Inc. All Rights Reserved.

HRI Strengths - Now More than Ever Top tier - 3rd largest equipment rental company Experienced Scale and capital resources Management Investment in specialty business paying off Diverse mix of customers and industries Disciplined Long-tenured relationships Capital Strong culture of customer service and safety Management Ample liquidity and modest leverage NYSE: HRI 3 ©2020 Herc Rentals Inc. All Rights Reserved.

Health and Safety We are committed to the safety of our team, their families, our customers and communities Monitoring and Adjusting Frequent Organizational Focus on Perfect Days to the Local Conditions Communications • Closely monitoring local • Timely COVID-19 bulletins • Maintaining focus on "The conditions and regulations regarding safety and new Perfect Day" standard operating procedures • Strictly following CDC guidelines • All regions achieved at least based on updated CDC 89% Perfect Days in first six guidance • Restricting non-essential travel months of 2020 and encouraging working • Continuing frequent remotely • Average of 94% Perfect Days communications at all levels of for first six months of 2020 • Maintaining strict policies the organization through multiple regarding sick individuals, testing channels and self-quarantining • Providing essential cleaning materials, personal protective equipment and disinfectants NYSE: HRI 4 ©2020 Herc Rentals Inc. All Rights Reserved.

Q2 2020 Takeaways Sequential improvement in volume and rental revenue from mid-April through June Maintained rates in the quarter Strong cost controls contributed to YoY improvement in margin Disciplined capital spending and working capital contributed to improvement in free cash flow NYSE: HRI 5 ©2020 Herc Rentals Inc. All Rights Reserved.

Second Quarter 2020 Highlights Equipment Net Income Rental Revenue Q2 Q2 (19.6)% (79.4)% $327.6M YoY $2.0M YoY Earnings Per Diluted Share Total Revenues Q2 Q2 (22.5)% (78.8)% $368.0M YoY $0.07 YoY Adjusted Adjusted EBITDA EBITDA1 Margin Q2 Q2 (14.6)% +380 bps $149.4M YoY 40.6% 1. For a reconciliation to the most comparable YoY GAAP financial measure, see the Appendix beginning on Slide 22 NYSE: HRI 6 ©2020 Herc Rentals Inc. All Rights Reserved.

Q2 2020 OPERATIONS REVIEW NYSE: HRI 7 ©2020 Herc Rentals Inc. All Rights Reserved.

Business Strategy Health & Safety Committed to keeping our team, their families, our customers and communities safe Operating in a Challenging Environment Focused on our customers' needs, efficient operations, greenfield and specialty locations, and enhancing sales initiatives to generate new business and new revenue streams Resilient Business Model Diverse customer base and growing specialty business are helping to mitigate some of the impact of the COVID-19 business slowdown Disciplined Capital Management & Liquidity Focused on disciplined capital spending and cost management to improve return on capital NYSE: HRI 8 ©2020 Herc Rentals Inc. All Rights Reserved.

Targeted Actions Curb Costs • Hours of operations reduced to balance load to demand • Managed personnel related costs ◦ Reduced overtime costs ◦ Reduced overall staffing company-wide through a hiring freeze, attrition and furloughs • Reduced outside transportation, travel and other variable costs • Continue to carefully monitor demand and volume and will take additional action as necessary to control costs while serving our customers' needs • Some markets and branches have returned to or surpassed March 2020 or 2019 rent levels • Protected margins in Q2 NYSE: HRI 9 ©2020 Herc Rentals Inc. All Rights Reserved.

Managing Fleet 1 Fleet Composition at OEC1 Fleet Expenditures at OEC $3.75B at OEC $ in millions 2019 2020 Trucks & $289 Trailers $172 $103 $109 14.3% $88 $63 Other Q1 Q2 Q3 Q4 Material 1 Handling 8.1% Fleet Disposals at OEC 17.5% $ in millions 2019 2020 $193 Specialty $188 $110 $123 22.6% $83 $89 Earthmoving 13.4% Q1 Q2 Q3 Q4 Fleet disposals at OEC in Q2 2020 were $83.0, generating ~38% proceeds as a % of OEC Aerial 24.1% Average age of disposals was 83 months in Q2 2020 Average fleet age of 47 months in Q2 2020 NYSE: HRI 10 1. Original equipment cost based on ARA guidelines. As of June 30, 2020. ©2020 Herc Rentals Inc. All Rights Reserved.

Resilient Business Model with Diverse Customer Mix Q2 Revenue by Customer1,2 Slow return to normalcy: energy, healthcare, warehousing Other 17% and distribution, utilities, government projects, Contractors 34% infrastructure, and restoration Our diverse customer mix, base of national customers, Infrastructure and Government growth initiatives and expanded specialty business, 18% mitigated some of the impact of the COVID-19 business downturn Industrial 31% Construction sites in most states have re-opened and Q2 Local vs National Mix1 the fleet that was left on site is back on rent Film and TV productions, music festivals and sports events remained closed during the second quarter National: 46% Local: 54% Beginning in July, film and TV production activity began to emerge from the nearly four-month hiatus 1. North America rental revenues NYSE: HRI 11 2. Refer to 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, ©2020 Herc Rentals Inc. All Rights Reserved. healthcare, recreation, and entertainment and special events

Q2 FINANCIAL REVIEW NYSE: HRI 12 ©2020 Herc Rentals Inc. All Rights Reserved.

Q2 and Six Months Financial Summary Three Months Ended June 30, Six Months Ended June 30, $ in millions, except per share data 2020 2019 % Chg. 2020 2019 % Chg. Equipment Rental Revenue $327.6 $407.6 (19.6)% $714.1 $785.2 (9.1)% Total Revenues $368.0 $475.1 (22.5)% $804.2 $950.8 (15.4)% Net Income (Loss) $2.0 $9.7 (79.4)% $(1.7) $3.0 (156.7)% Earnings (Loss) Per Diluted Share $0.07 $0.33 (78.8)% $(0.06) $0.10 (160.0)% Adjusted Net Income1 $7.3 $16.0 (54.4)% $8.4 $9.5 (11.6)% Adjusted Earnings Per Diluted Share1 $0.25 $0.55 (54.5)% $0.29 $0.33 (12.1)% Adjusted EBITDA1 $149.4 $174.9 (14.6)% $297.0 $317.2 (6.4)% Adjusted EBITDA Margin1 40.6% 36.8% +380 bps 36.9% 33.4% +350 bps REBITDA Margin1,2 44.2% 41.6% +260 bps 40.9% 39.1% +180 bps REBITDA YoY Flow-Through1,2 31.0% 21.0% Average Fleet3 (0.5)% YoY +0.6% YoY Pricing3 (0.3)% YoY +1.1% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies NYSE: HRI 13 3. Based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Pricing and Utilization Performance Pricing1 Average Fleet at OEC1 2019 2020 2019 2020 4.6% 4.5% 3.8% 2.0% 1.7% 3.3% 0.7% 2.4% 0.4% (0.5)% (1.3)% (0.3)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $ Utilization2 Average Fleet on Rent at OEC1 2019 2020 2019 2020 40.8% 40.5% 38.0% 35.6% 35.7% (0.3)% 0.0% (2.0)% (1.6)% (1.3)% 30.8% (16.1)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 NYSE: HRI 1. YoY Change. Based on ARA guidelines. 14 ©2020 Herc Rentals Inc. All Rights Reserved. 2. Based on ARA guidelines

Q2 and Six Months Adjusted EBITDA1 Q2 Adjusted EBITDA Bridge $ in millions $174.9 $(0.3) $14.0 $149.4 $44.4 $(4.2) $(0.3) (14.6)% $(79.1) Adjusted EBITDA decreased $25.5 million YoY or 14.6% in Q2 2020 primarily due to lower equipment rental revenue of $79.1 million 2019 Currency Equipment Direct SG&A Other Gain/loss² 2020 impact rental operating revenue expenses DOE decreased $44.4 million in Q2 2020 primarily Six Months Adjusted EBITDA Bridge due to reductions in delivery and freight, re-rent, fuel $ in millions and personnel-related costs $317.2 $14.5 2 $44.9 $297.0 $(0.6) $(4.1) $(5.0) SG&A was favorable in Q2 2020 primarily due to $(69.9) reductions in nearly every expense category REBITDA margin1,3 in Q2 2020 increased 260 bps YoY to 44.2% with good decremental flow-through of 31.0% 2019 Currency Equipment Direct SG&A Other Gain/loss² 2020 impact rental operating revenue expenses 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 NYSE: HRI 2. Gain / loss on sales of new and rental equipment, parts, and supplies. 15 3. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies ©2020 Herc Rentals Inc. All Rights Reserved.

Disciplined Capital Management Maturities $179M $ in millions, as of June 30, 2020 Free cash flow1 of approximately $179 million for YTD 2020 $1,200.0 Senior Unsecured Notes $577.0 AR $47.0 ABL Credit Facility2 Finance Leases and Other Borrowings Facility 2020-2024+ 2.6x 130.0 Net leverage1 of 2.6x with compared 2020 2021 2022 2023 2024 2025 2026 2027 with 2.8x in June 2019 Credit Rating: Moody’s (B1/Stable) / Total debt of $1.9 billion as of June 30, 2020, down by S&P (B+/Stable) approximately $132 million from December 31, 2019 No near-term maturities and ample liquidity of $1.3 billion provides financial flexibility 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 NYSE: HRI 2. The AR Facility is excluded from current maturities of long-term debt as the Company has the , intent and ability to consummate refinancing and extend the 16 term of the agreement ©2020 Herc Rentals Inc. All Rights Reserved.

A Resilient Industry Architecture Billings Index1 Select Market Forecasts2 as of July 2020 U.S. Nonresidental Building Starts History Forecast June 40.0 50 2017 2018 2019 2020 2021 2022 2023 YOY Growth +12% +3% +3% (16)% +8% +10% +7% Sectors with Tailwinds History Forecast 2017 2018 2019 2020 2021 2022 2023 Ja n-05 Ja n-13 Ja n-20 Ja n-08 Ja n-15 Ja n-10 Ja n-17 Ja n-12 Ja n-19 Ja n-07 Ja n-14 Ja n-09 Ja n-16 Ja n-11 Ja n-18 Ja n-06 N.A. Equipment Rental Market3 Healthcare +7% (3)% +1% +6% +13% +9% +9% Warehouse +18% +1% +21% +1% +9% +11% —% Infrastructure +5% (2)% +10% (16)% +13% +2% —% $62 $58 ’20-'24E CAGR:$5 ~5%9 $55 $55 $51 $50 Equipment rental market forecast to grow from $49 billion in $47 $49 $49 $41 $44 2020 to $62 billion in 2024 $38 $38 $35 $31 $32 Secular trends from ownership to rental accelerate during economic slowdowns Healthcare and warehouse sectors reflect strong growth over 08 09 10 11 12 13 14 15 16 17 18 19 20E 21E 22E 23E 24E the next few years with infrastructure spending picking up in 2021 NYSE: HRI 17 1. Source: The American Institute of Architects (AIA) 3. Source: ARA / IHS Global Insights ©2020 Herc Rentals Inc. All Rights Reserved. 2. Source: Dodge Analytics U.S.

Strategy Remains the Same in the COVID-19 Slowdown • Focus on lean cost structure, improving margins, providing excellent customer service and rental equipment to our diverse customer base • Since mid-April, weekly volume and rental revenue have been slowly improving • Expect to see continued sequential increases in volume as we move through seasonally strong summer months • Volume of fleet on rent in the second half is likely to be 8% to 13% lower than 2019, resulting in potential negative impact to rental revenue of 10% to 15% in the second half of 2020 • 2020 net fleet capital spending will remain at about half of 2019 NYSE: HRI 18 ©2020 Herc Rentals Inc. All Rights Reserved.

FY 2020 Guidance Update Adjusted EBITDA: $625 to $650 million Net Fleet Capital Expenditures: $190 to $210 million NYSE: HRI 19 ©2020 Herc Rentals Inc. All Rights Reserved.

Business Strategies Health and Safety Committed to keeping our team, their families, our customers and communities safe Operating in a "New Normal" Environment Focused on our customers' needs, efficient operations, new greenfield locations, and enhancing sales initiatives to generate new business and new revenue streams Resilient Business Model Diverse customer base and growing Specialty business are helping to mitigate some of the impact of the COVID-19 business slowdown Disciplined Capital Management & Liquidity Disciplined capital spending and cost controls contribute to solid balance sheet and ample liquidity NYSE: HRI 20 ©2020 Herc Rentals Inc. All Rights Reserved.

APPENDIX NYSE: HRI 21 ©2020 Herc Rentals Inc. All Rights Reserved.

Our Strategic Initiatives Develop Our Expand and Improve Enhance Disciplined People and Diversify Operating Customer Capital Culture Revenues Effectiveness Experience Management Attract and retain talent Broaden customer Focus on safety, labor Provide premium Drive EBITDA margin base productivity, and products and solutions- growth Align performance to warranty recovery based services shared purpose Expand products and Improve key financial services Increase density in large Introduce innovative metrics Create supportive work urban markets technology solutions place culture Grow pricing and Maximize fleet ancillary revenues Improve vendor Maintain customer management and Expand continuous management and fleet friendly showrooms and utilization learning Improve sales force availability facilities effectiveness NYSE: HRI 22 ©2020 Herc Rentals Inc. All Rights Reserved.

Consistent Organic Growth Since Spin-off Equipment Rental Revenue Adjusted EBITDA1 $ in millions $ in millions ’16-‘19 CAGR: 8.0% ’16-‘19 CAGR: 11.4% $741.0 $684.8 $720.9 $1,658.3 $1,701.8 $1,630.7 $1,499.0 $585.4 $1,352.7 $536.2 2016 2017 2018 2019 Q2 2020 2016 2017 2018 2019 Q2 2020 TTM TTM Adjusted EBITDA Margin1 Net Leverage2 38.9% 4.1x 37.1% 3.6x 3.1x 34.5% 34.6% 2.8x 33.4% 2.6x 2016 2017 2018 2019 Q2 2020 2016 2017 2018 2019 Q2 2020 TTM 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 29 and 30 NYSE: HRI 23 2. For a definition and calculation, see slide 32 ©2020 Herc Rentals Inc. All Rights Reserved.

Focusing on High Growth Urban Markets 39 states 270 6 provinces Approximately 270 locations in North America1 Strong geographic footprint in high growth markets NYSE: HRI 24 Locations as of June 30, 2020 ©2020 Herc Rentals Inc. All Rights Reserved.

Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI 25 ©2020 Herc Rentals Inc. All Rights Reserved.

Q2 and Six Months Total Revenues $ in millions Q2 Revenue Bridge $475.1 $(1.1) $368.0 $(79.1) $(19.7) $(7.2) (19.6)% Equipment rental revenue decreased 19.6% in Q2 2020 with lower volume as a result of the 2019 Currency Equipment Sales of Sales of new 2020 impact of the COVID-19 pandemic translation rental rental equipment revenue equipment and other Sales of rental equipment decreased 38.8% in $ in millions Six Months Revenue Bridge Q2 2020 $950.8 $(1.4) $804.2 Total revenues decreased 22.5%, or $107.1 $(69.9) $(64.8) $(10.5) million, in Q2 2020 primarily due to the decline in equipment rental revenue and in the sale of rental equipment 2019 Currency Equipment Sales of Sales of new 2020 translation rental rental equipment NYSE: HRI 26 revenue equipment and other ©2020 Herc Rentals Inc. All Rights Reserved.

Q2 and Six Months Net Results Q2 Net Results Bridge $ in millions Net income was $2.0 million in Q2 2019 compared $8.3 $(3.2) to $9.7 million in the prior year $(0.9) $(18.1) $7.2 Interest expense in Q2 2020 declined $8.3 million $9.7 $(1.0) primarily related to lower interest expense on the Company's Notes and lower average outstanding $2.0 balances on our ABL Credit Facility 2019 Currency Income tax Interest Impairment Depreciation All other 2020 impact expense of rental equip. Impairment expense was $3.2 million during the Six Months Net Results Bridge second quarter of 2020 which included $1.5 million related to certain assets that were deemed held for $ in millions $16.8 $(9.7) sale at June 30, 2020 and $1.7 million related to an ROU asset impairment charge for two previously $(1.4) closed locations. $(12.1) $3.0 $3.0 $(1.3) $(1.7) All other includes the impact of our operating results (See Slide 35 for additional details) 2019 Currency Income tax Interest Impairment Depreciation All other 2020 impact expense of rental equip. NYSE: HRI 27 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Adjusted Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 Net income (loss) $2.0 $9.7 $(1.7) $3.0 Restructuring 0.7 7.8 0.7 7.8 Impairment 3.2 — 9.5 — Loss on sale of business 2.8 — 2.8 — Spin-off costs 0.4 0.3 0.5 0.3 Other 0.1 0.4 0.1 0.7 Tax impact of adjustments (1.9) (2.2) (3.5) (2.3) Adjusted net income (loss) $7.3 $16.0 $8.4 $9.5 Diluted common shares 29.2 29.1 29.0 29.0 Adjusted earnings (loss) per diluted share $0.25 $0.55 $0.29 $0.33 NYSE: HRI 28 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. NYSE: HRI 29 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	**2019**	**2020**	**2019**
Net income (loss)	**$2.0**	**$9.7**	**($1.7)**	**$3.0**
Income tax provision (benefit)	(1.9)	5.3	(0.8)	2.2
Interest expense, net	23.3	31.6	47.7	64.5
Depreciation of rental equipment	101.4	100.9	201.8	200.9
Non-rental depreciation and amortization	15.7	14.6	31.5	29.6
EBITDA	**140.5**	**162.1**	**278.5**	**300.2**
Restructuring	0.7	7.8	0.7	7.8
Spin-off costs	0.4	0.3	0.5	0.3
Non-cash stock-based compensation charges	1.7	4.3	4.9	8.2
Loss on sale of business	2.8	—	2.8	—
Impairment	3.2	—	9.5	—
Other	0.1	0.4	0.1	0.7
Adjusted EBITDA	**149.4**	**174.9**	**297.0**	**317.2**
Less: Gain (loss) on sales of rental equipment	1.8	1.3	(0.6)	2.9
Less: Gain (loss) on sales of new equipment, parts and supplies	**1.9**	**2.8**	**3.8**	**5.5**
Rental Adjusted EBITDA (REBITDA)	**$145.7**	**$170.8**	**$293.8**	**$308.8**
Total Revenues	**$368.0**	**$475.1**	**$804.2**	**$950.8**
Less: Sales of rental equipment	31.4	51.3	71.4	136.4
Less: Sales of new equipment, parts and supplies	7.0	13.2	14.0	24.1
Equipment rental, service and other revenues	**$329.6**	**$410.6**	**$718.8**	**$790.3**
Total Revenues	$368.0	$475.1	$804.2	$950.8
Adjusted EBITDA	$149.4	$174.9	$297.0	$317.2
Adjusted EBITDA Margin	**40.6 %**	**36.8 %**	**36.9 %**	**33.4 %**
Equipment rental, service and other revenues	$329.6	$410.6	$718.8	$790.3
REBITDA	$145.7	$170.8	$293.8	$308.8
REBITDA Margin	**44.2 %**	**41.6 %**	**40.9 %**	**39.1 %**
YOY Change in REBITDA	($25.1)		($15.0)	
YOY Change in Equipment Rental, service and other revenues	($81.0)		($71.5)	
YOY REBITDA Flow-Through	**31.0 %**		**21.0 %**	

NYSE: HRI 30
©2020 Herc Rentals Inc. All Rights Reserved.

REBITDA Margin Trend

$ in millions	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020
Total Revenues	**$475.7**	**$475.1**	**$508.1**	**$540.1**	**$1,999.0**	**$436.2**	**$368.0**
Less: Sales of rental equipment	85.1	51.3	35.4	71.0	242.8	40.0	31.4
Less: Sales of new equipment, parts and supplies	10.9	13.2	10.0	9.9	44.0	7.0	7.0
Equipment rental, service and other revenues	**$379.7**	**$410.6**	**$462.7**	**$459.2**	**$1,712.2**	**$389.2**	**$329.6**
Net income (loss)	**($6.7)**	**$9.7**	**$9.4**	**$35.1**	**$47.5**	**($3.7)**	**$2.0**
Income tax provision (benefit)	(3.1)	5.3	(4.2)	18.1	16.1	1.1	(1.9)
Interest expense, net	32.9	31.6	81.9	27.1	173.5	24.4	23.3
Depreciation of rental equipment	100.0	100.9	102.7	105.5	409.1	100.4	101.4
Non-rental depreciation and amortization	15.0	14.6	14.9	16.5	61.0	15.8	15.7
EBITDA	**$138.1**	**$162.1**	**$204.7**	**$202.3**	**$707.2**	**$138.0**	**$140.5**
Restructuring	—	7.8	—	(0.1)	7.7	—	0.7
Spin-off costs	—	0.3	0.4	(0.2)	0.5	0.1	0.4
Non-cash stock-based compensation charges	3.9	4.3	4.3	7.0	19.5	3.2	1.7
Loss on sale of business	—	—	—	—	—	—	2.8
Impairment	0.3	0.4	—	4.4	5.1	6.3	3.2
Other	—	—	—	1.0	1.0	0.1	0.1
Adjusted EBITDA	**$142.3**	**$174.9**	**$209.4**	**$214.4**	**$741.0**	**$147.7**	**$149.4**
Less: Gain (loss) on sales of rental equipment	1.6	1.3	(1.3)	(2.0)	(0.4)	(2.4)	1.8
Less: Gain on sales of new equipment, parts and supplies	2.7	2.8	2.8	2.4	10.7	1.9	1.9
Rental Adjusted EBITDA (REBITDA)	**$138.0**	**$170.8**	**$207.9**	**$214.0**	**$730.7**	**$148.2**	**$145.7**
REBITDA Margin	**36.3 %**	**41.6 %**	**44.9 %**	**46.6 %**	**42.7 %**	**38.1 %**	**44.2 %**
YOY REBITDA Flow-Through	**183.1 %**	**168.1 %**	**83.3 %**	**263.3 %**	**169.3 %**	**107.4 %**	**31.0 %**

NYSE: HRI 31
©2020 Herc Rentals Inc. All Rights Reserved.

Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q2 2020 Q4 2019 Q2 2019 Long-Term Debt, Net $1,931.3 $2,051.5 $2,004.6 (Plus) Current maturities of long-term debt 15.4 27.0 25.4 (Plus) Unamortized debt issuance costs 7.5 7.9 10.1 (Less) Cash and Cash Equivalents (83.2) (33.0) (27.9) Net Debt $1,871.0 $2,053.4 $2,012.2 Trailing Twelve-Month Adjusted EBITDA $720.9 $741.0 $717.1 Net Leverage 2.6 x 2.8 x 2.8 x NYSE: HRI 32 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Six Months Ended June 30, 2020 2019 Net cash provided by operating activities $280.4 $272.6 Rental equipment expenditures (161.5) (257.1) Proceeds from disposal of rental equipment 67.9 123.7 Net Fleet Capital Expenditures (93.6) (133.4) Non-rental capital expenditures (25.5) (20.5) Proceeds from disposal of property and equipment 2.2 4.1 Proceeds from disposal of business 15.3 — Other — 1.9 Free Cash Flow $ 178.8 $ 124.7 NYSE: HRI 33 ©2020 Herc Rentals Inc. All Rights Reserved.

Historical Fleet at OEC1 Q1 2019 Q2 2019 Q3 2019 Q4 2019 FY 2019 Q1 2020 Q2 2020 $ in millions Beginning Balance $3,777 $3,694 $3,859 $3,943 $3,777 $3,822 $3,800 Expenditures $103 $289 $172 $63 $627 $109 $88 Disposals ($193) ($123) ($89) ($188) ($593) ($110) ($83) Foreign Currency / Other $7 ($1) $1 $4 $11 ($21) ($53) Ending Balance $3,694 $3,859 $3,943 $3,822 $3,822 $3,800 $3,752 NYSE: HRI 34 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Q2 and Six Months Net Results Bridge

$ in millions	Three Months Ended June 30, 2020	2019	$ Change	Currency[1] impact	Income tax	Impairment	Depreciation of rental equip.	Interest expense	All other
				Elements of Net Income (Loss) Bridge					
Total revenues	**$368.0**	**$475.1**	**($107.1)**	**($1.1)**	**$—**	**$—**	**$—**	**$—**	**($106.0)**
Direct operating	144.7	188.5	(43.8)	(0.5)	—	—	—	—	(43.3)
Depreciation of rental equipment	101.4	100.9	0.5	(0.4)	—	—	0.9	—	—
Cost of sales of rental equipment	29.6	50.0	(20.4)	(0.1)		—	—	—	(20.3)
Cost of sales of new equipment, parts and supplies	5.1	10.4	(5.3)	—	—	—	—	—	(5.3)
Selling, general and administrative	56.8	73.5	(16.7)	0.1	—	—	—	—	(16.8)
Impairment	3.2	—	3.2	—	—	3.2	—	—	—
Restructuring	0.7	7.8	(7.1)	—	—	—	—	—	(7.1)
Interest expense, net	23.3	31.6	(8.3)	—	—	—	—	(8.3)	—
Other expense (income), net	3.1	(2.6)	5.7	0.8	—	—	—	—	4.9
Income (loss) before income taxes	**0.1**	**15.0**	**(14.9)**	**(1.0)**	**—**	**(3.2)**	**(0.9)**	**8.3**	**(18.1)**
Income tax benefit (provision)	1.9	(5.3)	7.2	—	7.2	—	—	—	—
Net income (loss)	**$2.0**	**$9.7**	**($7.7)**	**($1.0)**	**$7.2**	**($3.2)**	**($0.9)**	**$8.3**	**($18.1)**

$ in millions	Six Months Ended June 30, 2020	2019	$ Change	Currency[1] impact	Income tax	Impairment	Depreciation of rental equip.	Interest expense	All other
				Elements of Net Income (Loss) Bridge					
Total revenues	**$804.2**	**$950.8**	**($146.6)**	**($1.4)**	**$—**	**$—**	**$—**	**$—**	**($145.2)**
Direct operating	333.9	377.6	(43.7)	(0.7)	—	—	—	—	(43.0)
Depreciation of rental equipment	201.8	200.9	0.9	(0.5)	—	—	1.4	—	—
Cost of sales of rental equipment	72.0	133.5	(61.5)	—		—	—	—	(61.5)
Cost of sales of new equipment, parts and supplies	10.2	18.6	(8.4)	—	—	—	—	—	(8.4)
Selling, general and administrative	126.6	145.0	(18.4)	0.6	—	—	—	—	(19.0)
Restructuring	0.7	7.8	(7.1)	—	—	—	—	—	(7.1)
Impairment	9.5	—	9.5	(0.2)	—	9.7	—	—	—
Interest expense, net	47.7	64.5	(16.8)	—	—	—	—	(16.8)	—
Other expense (income), net	4.3	(2.3)	6.6	0.7	—	—	—	—	5.9
Income (loss) before income taxes	**(2.5)**	**5.2**	**(7.7)**	**(1.3)**	**—**	**(9.7)**	**(1.4)**	**16.8**	**(12.1)**
Income tax benefit (provision)	0.8	(2.2)	3.0	—	3.0	—	—	—	—
Net income (loss)	**($1.7)**	**$3.0**	**($4.7)**	**($1.3)**	**$3.0**	**($9.7)**	**($1.4)**	**$16.8**	**($12.1)**

1. Currency impact includes the translational and transactional SG&A impact of foreign currency exchange

NYSE: HRI 35
©2020 Herc Rentals Inc. All Rights Reserved.

Fleet Mix June 30, 2020 June 30, 2019 Aerial - Booms 16.8% 17.1 % Aerial - Scissors & Other 7.3% 7.5 % Earthmoving - Compact 7.9% 8.5 % Earthmoving - Heavy 5.5% 6.2 % Material Handling - Telehandlers 13.5% 13.7 % Material Handling - Industrial 4.0% 4.2 % Trucks and Trailers 14.3% 13.4 % ProSolutions® 16.1% 14.9 % ProContractor 6.5% 6.3 % Air Compressors 2.5% 2.6 % Other 2.4% 2.5 % Lighting 1.9% 1.6 % Compaction 1.3% 1.5 % Total 100.0% 100.0 % OEC1 $3.75B $3.86B NYSE: HRI 36 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI ©2020 Herc Rentals Inc. All Rights Reserved.